                                                               Exhibit 99(h)(20)

                                AMENDMENT TO THE
                     TRANSFER AGENCY AND REGISTRAR AGREEMENT

     THIS AMENDMENT, dated as of May 1, 2000 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. (n/k/a PFPC Inc.) ("PFPC").

1. All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2. The term of the Agreement shall be extended through June 1, 2003. Following the end of the term, the Agreement shall automatically renew for successive annual terms each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than one-hundred twenty (120) days and not more than one-hundred eighty
     (180) days prior to the expiration of the then current Renewal Term.

3. Schedule A "Transfer Agent Fees" is deleted in its entirety and the following new Schedule A is inserted in its place.

4. PFPC and the Fund agree in good faith to jointly define service level standards for teleservicing and processing. PFPC agrees to contract with an outside consulting firm to assist in the definition of specific standards for teleservicing and processing. The outside consulting firm will work with PFPC and the Fund to develop standards that are mutually agreeable for both parties. Once such standards are agreed to, PFPC and the Fund shall amend the agreement to incorporate such standards and to incorporate mutually agreed upon in good faith penalties for failure to meet such standards, which penalties may include the right to terminate the Agreement. If within three (3) months from the execution of this Amendment standards have not been agreed to, the term of this Agreement will only extend to June 1, 2002, unless such 3 month term is extended by both parties.

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

PFPC INC.                               THE ST. CLAIR FUND INC.

By:  /s/ James L. Fox                   By:  /s/ Libby E. Wilson
    --------------------------------         -------------------------------
Name:  James L. Fox                     Name:  Libby E. Wilson
      ------------------------------           ----------------------------
Title:   Vice Chairman                  Title:  Treasurer
      ------------------------------            ----------

THE MUNDER FRAMLINGTON                  THE MUNDER FUNDS TRUST
FUNDS TRUST

By:  /s/ Libby E. Wilson                By:  /s/ Libby E. Wilson
    --------------------------------         -------------------------------
Name:  Libby E. Wilson                  Name:  Libby E. Wilson
       -----------------------------           ----------------------------
Title:  Treasurer                       Title:  Treasurer
       ----------                               ----------

THE MUNDER FUNDS, INC.

By:  /s/ Libby E. Wilson
    --------------------------------
Name:  Libby E. Wilson
       -----------------------------
Title:  Treasurer
       ----------

                                    Exhibit 1
                          List of Funds and Portfolios
                            (and all classes thereof)

THE MUNDER FUNDS TRUST
----------------------
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Equity Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS INC.
---------------------
Munder Future Technology Fund
The Munder Multi-Season Growth Fund
The Munder Money Market Fund
The Munder Real Estate Equity Investment Fund
The Munder Value Fund
Munder NetNet Fund
Munder Focus Growth Fund
Munder Growth Opportunities Fund
Munder Micro-Cap Equity Fund
Munder Small-Cap Value Fund
Munder International Bond Fund
Munder Short Term Treasury Fund
Munder All-Season Aggressive Fund

THE ST. CLAIR FUND INC.
-----------------------
Liquidity Plus Money Market Fund
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund
Munder Institutional Short Term Treasury Fund
Munder Institutional Money Market Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Global Financial Services Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

                                   SCHEDULE A
                              TRANSFER AGENT'S FEES
                         EFFECTIVE AS OF: MARCH 1, 2000

1. RETAIL PER ACCOUNT FEES: The following fees apply with respect to all classes of the Munder NetNet Fund, the Munder Future Technology Fund and the Munder International NetNet Fund, and any new retail fund (and classes thereof) that are opened during this Agreement.

   Per Account Fee:       $21.50 per open account per year for the first 750k
                          accounts
                          $19.35 per open account per year for the next 751k
                          -1,000,0000 accounts
                          $17.42 per open account per year for the next
                          1,000,001 accounts and over
                          $1.75 per closed account per year (any account closed within a month is considered and open account until the following month)

   Other Fees:            IRA accounts will be charged $10.00 per global account
                          per annum (excluding Consumer's Energy Group)

                          NSCC Transaction Charge is $.15 per financial transaction

2. ALL OTHER FUNDS' FEES:

   Fund Complex Minimum*  $90,000 per month

   Asset Based Fees       3.50 Basis Points for assets less than 5 billion
                          2.50 Basis Points for assets 5 billion - 9 billion
                          2.00 Basis Points for assets greater than 9 billion

   Other Fees:            IRA accounts will be charged $10.00 per global account
                          per annum (excluding Consumer's Energy Group)

                          NSCC Transaction Charge is $.15 per financial transaction

3. SYSTEM ENHANCEMENTS: Client defined system enhancements will be agreed upon by the Transfer Agent and Munder Capital and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after the one-year anniversary of the effective date of this Agreement.


4. LOST SHAREHOLDER SEARCH/
   REPORTING:             $2.75 per account search*
                          *The per account search fee shall be waived until January 2001 so long as the Fund retains Keane
                          Tracers, Inc. ("KTI") to provide the Fund with KTI's "in-Depth Research Program" services.

5. PRINT MAIL PRICING SCHEDULE FOR SPECIAL MAILINGS FOR MUNDER GROUP OF FUNDS

This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

Work Order:
-----------

                          $30.00 per Workorder

Technical Support/Data Processing:
----------------------------------
                          $135.00 to create an admark tape
                          $10.00/K to zip +4 data enhance with $125.00 minimum $80.00/hr for any data manipulation
                          $6.00/K combo charge

Admark & Machine Insert
-----------------------

#10, #11, 6x9

                          $62/K to admark envelope and machine insert 1 piece, with $125.00 min
                          $2.50/K for each additional insert
                          $38/K to admark only with $75.00 minimum
                          $25.00/K hand sort

9x12

                          $100/K to admark envelope and machine insert 1 piece, with $125.00 min
                          $5.00/K for each additional insert
                          $38/K to admark only with $75.00 minimum
                          $0.08/K for each hand insert

Admark & Hand Insert
--------------------

#10, #11, 6x9

                          $0.08 for each hand insert
                          $25.00/K hand sort
9x12

                          $0.09 for each hand insert
                          $25.00/K hand sort

Pressure/Sensitive Labels:
--------------------------

                          $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
                          $0.08 for each hand insert
                          $0.10 to affix labels only
                          $0.10 to create labels only

Legal Drop (Semi/Annual Reports; mailing ten plus pieces)
---------------------------------------------------------
                          $150.00 / compliant legal drop per job and processing fees

Create Mailing List:
--------------------

                          $0.40 per entry with $75.00 minimum

Presort Fee:
------------

                          $0.035 per piece

B. PRINT MAIL Pricing Schedule For Munder Group of Funds

Daily Work (Confirms):
----------------------
Hand:                     $71/K with $50.00 minimum (includes 1 insert)
                          $0.07/each additional insert

Machine: 42/K with $50.00 minimum daily (includes 1 insert) $0.01/each additional insert

Daily Checks:
-------------
Hand:                     $91/K with $50.00 minimum (includes 1 insert)
                          $0.08/each additional insert

Machine: 52/K with $50.00 minimum daily (includes 1 insert) $0.01/each additional insert

* There is a $3.00 charge for each 3606 Form sent.

Quarterly/Monthly Statements:
-----------------------------
Hand:                     $78/K with $50.00 minimum (includes 1 insert)
                          $0.08/each additional insert
                          $125/K for intelligent inserting

Machine: 52/K with $50.00 minimum daily (includes 1 insert) $0.01/each additional insert
                          $58/K for intelligent inserting

Periodic Checks (i.e. dividend, ACW):
-------------------------------------
Hand:                     $91/K with $75.00 minimum (includes 1 insert)
                          $0.08/each additional insert

Machine: 52/K with $75.00 minimum daily (includes 1 insert) $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:
-----------------------------------------
                          $0.78/each envelope with $100.00 minimum

Printing Charges:  (price ranges dependent on volumes)
------------------------------------------------------
                          $0.08/per confirm/statement/page
                          $0.10/per check

Folding (Machine):
------------------
                          $18K

Folding (Hand):
---------------
                          $.12 each

Presort Charge:
---------------
                          $0.035 per piece

Courier Charge:
---------------
                          $15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:
-----------------
                          $3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:
------------------
                          $20.00 for each inventory location as of the 15th of the month

Inventory Receipt:
------------------
                          $20.00 for each SKU / Shipment

Hourly work; special projects, opening envelopes, etc...
--------------------------------------------------------
                          $24.00 per hour

Special Pulls
-------------
                          $2.50 per account pull

Boxes/Envelopes:
----------------
                          Shipping boxes            $0.85 each
                          Oversized Envelopes       $0.45 each

Forms Development/Programming Fee:
----------------------------------
                          $150.00/hour

Systems Testing:
----------------
                          $85.00/hour

Cutting Charges:
----------------
                          $10.00/K

7. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

   . Ad hoc reports
   . Ad hoc SQL time
   . COLD Storage
   . Digital Recording
   . Microfiche/microfilm production
   . Magnetic media tapes and freight
   Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments: PFPC may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted)- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

8. DAZL Fees

Set-up Fee:               $5,000.00 (waived)

                          $1,000.00 per month plus $0.25 per record transmitted ($0.15/price record)

9. AUDIO VRU

Ongoing monthly fees:  Per call: $000.10
Per minute in VRU:  $000.29
Monthly maintenance: $500.00*
*The monthly maintenance fee includes: hardware and software upgrades and on call support
Also, the voice recording will be billed out at $150.00 per hour

10. IMPRESSNet(R) Fees

A.  IMPRESSNet(R) Retail

1.  Transaction Costs:

 . Account Inquiry         $.10 per inquiry
 . Financial Transactions  $.50 per transaction

2. Hardware Maintenance Fee Including Hardware and Software:
   $50,000 per annum*-
 .  Does not include client hardware and software requirements. That is an out-of-pocket expense for the client
 .  Installation of hardware is billed as time and materials
 . Does not include third party hardware and software maintenance agreements . Does not include hardware upgrades

3. Customized Development: $150 Per hour*

4. Call Center Services for Registration (one-time): $2.50 per call

5. Network Fee (one-time): $2,100*

6. PIN Registration and Lost PIN Replacement: $1.50 per call

     *Cumulative charge with respect to all Funds executing this Amendment and such other Funds advised by Munder Capital Management services by PFPC.

The above referenced fees do not include fees associated with third party software products or fees associated with other PFPC products which may be required to utilize future releases of IMPRESSNet(TM)

PFPC will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to PFPC the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund's receipt of invoice. In addition, with respect to all fees, PFPC may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

11. CBA

Set Up Fee: $38,400

Annual per account for all eligible accounts $0.30 per year
Programming Costs:  $80.00 per hour